Exhibit 99.1

CONTACT:	STEPHEN THERIOT
(201) 587-1000

888 Seventh Avenue
New York, NY 10019

FOR IMMEDIATE RELEASE — October 31, 2016

Vornado to Spin Off Its Washington, DC Business
and Merge it with The JBG Companies

$8.4 Billion Transaction Represents Next Step in Value Creation Strategy

Vornado Post-Spin to be Best-In-Class, Highly Focused, New York-Centric
Office and High Street Retail REIT

NEW YORK….VORNADO REALTY TRUST (NYSE:VNO) (“Vornado”) announced today that its Board of Trustees has approved a tax-free spin-off of its Washington, DC business, currently known as Vornado/Charles E. Smith, and that it has entered into a definitive agreement to merge SpinCo with the operating company and certain select assets of The JBG Companies (“JBG”), a leading Washington, DC real estate company.

The combined company will be named JBG SMITH Properties.  It will be the largest, market-leading, best-in-class, pure-play Washington, DC real estate company.

This transaction represents a key milestone in Vornado’s value creation strategy which will have produced three world-class, highly focused REITs — Vornado itself (RemainCo), Urban Edge Properties, and now, JBG SMITH.  Each of these companies has a highly focused management team, unique assets, and a clearly defined mission.

About JBG SMITH

•                  Vornado shareholders are expected to own approximately 74% of the combined company, JBG limited partners are expected to own approximately 20%, and JBG management is expected to own approximately 6% (all percentages subject to closing adjustments).

•                  JBG SMITH will be led by JBG’s senior management team which has a proven track record of superior execution in the Washington, DC market over the long term and through numerous cycles.

•                  The combined company’s portfolio will consist of 50 office properties totaling approximately 11.8 million square feet, 18 multifamily properties with 4,451 residential units, and 11 other properties totaling approximately 0.7 million square feet. These assets are located in premier submarkets within the Washington, DC metropolitan area, concentrated in Downtown District of Columbia, Crystal City and Pentagon City, the Rosslyn-Ballston Corridor, Reston, and Bethesda.

•                  Importantly, JBG SMITH will have a pipeline of projects under construction and land for future development that could add over 20 million square feet to the portfolio, positioning the company for strong growth and attractive shareholder returns.

•                  JBG SMITH will be the largest landlord to the U.S. Government in the nation’s capital.

•                  The Company will be well capitalized, have substantial liquidity and a strong balance sheet.

•                  The combination is expected to result in approximately $35 million of synergies producing an overhead structure in line with best-in-class peers.

•                  The new company will continue to manage the JBG funds’ assets that are not being contributed for customary fees.  The company will not raise new investment funds.

JBG SMITH Board and Management

•                  JBG SMITH’s Board of Trustees will consist of twelve members, a majority of whom will be independent. Vornado and JBG will each designate six trustees.

•                  Steven Roth, Vornado’s Chairman and Chief Executive Officer, will be Chairman of the Board.

•                  W. Matt Kelly, a Managing Partner of JBG, will be Chief Executive Officer of JBG SMITH and a member of the Board.

•                  Rob Stewart, a Managing Partner of JBG, will be Executive Vice Chairman of the Board.

•                  The Board will also include seven independent trustees including Alan Forman of the Yale University Investments Office, JBG’s largest investor.

•                  Michael Glosserman, a Managing Partner of JBG, will also join the Board, as will Mitchell Schear, current President of Vornado/Charles E. Smith.

•                  From JBG, David Paul will be President and Chief Operating Officer, James Iker will be Chief Investment Officer, and Brian Coulter and Kai Reynolds will be Co-Chief Development Officers.

•                  From Vornado/Charles E. Smith, Mitchell Schear will be a member of the Executive Committee, Patrick Tyrrell will be Chief Administrative Officer, Jim Creedon will be Executive Vice President responsible for Office Leasing, and Laurie Kramer will be Executive Vice President focused on integration of the teams.

•                  The new company will look outside for a Chief Financial Officer and intends to have that individual in place before the close of the transaction.

•                  The new company will integrate the best talent from each of Vornado/Charles E. Smith and JBG.

•                  Vornado will provide transition services to JBG SMITH, in areas such as IT, tax and SEC reporting for an interim period.

Vornado Post-Spin

Following the spin-off, Vornado will be a best-in-class, highly focused, New York-centric office and high street retail REIT that will own 18.7 million square feet of Class A Manhattan office properties in the best submarkets; the largest, highest-quality and unique Manhattan high street retail portfolio, encompassing 3.1 million square feet in 72 properties; and prime franchise assets in San Francisco (the 1.8 million square foot 555 California Street) and Chicago (the 3.7 million square foot theMART).

Steven Roth, Chairman and Chief Executive Officer of Vornado, said, “In addition to our irreplaceable portfolio in New York City, Vornado has a fortress balance sheet, significant dividend growth potential driven by recently signed leases, and a unique value creation opportunity from our Penn Plaza holdings.”

Mr. Roth added, “In January of last year, we spun-off to shareholders our shopping center business, Urban Edge Properties. Led by Jeff Olson, Urban Edge’s total shareholder return since the spin has outperformed the RMS index by 14%.  Today we announced the creation of JBG SMITH, which will be the market-leading Washington, DC powerhouse, with a portfolio of premium office and residential, urban-infill, transit-oriented assets that have substantial embedded growth. The pipeline of projects under construction and land for future development will create enormous value.  We are very optimistic about the future of JBG SMITH under the leadership of Matt Kelly and his outstanding team.”

The Distribution

The pro rata distribution of JBG SMITH’s shares to Vornado common shareholders and Vornado Realty L.P. common unitholders is intended to be treated as a tax-free spin-off for U.S. federal income tax purposes. It is expected to be made on a pro rata 1:2 basis. Vornado anticipates that the combination of Vornado’s and JBG SMITH’s dividends will be at least equal to Vornado’s current annualized dividend of $2.52 per share.  JBG SMITH intends to be listed on the New York Stock Exchange under the ticker symbol JBGS.

The initial Form 10 registration statement relating to the spin-off is expected to be filed with the Securities and Exchange Commission (“SEC”) in the fourth quarter of 2016, and the distribution and combination are expected to be completed in the second quarter of 2017. The transactions are subject to certain conditions, including the SEC declaring that JBG SMITH’s registration statement is effective, filing and approval of JBG SMITH’s listing application, Hart-Scott Rodino and receipt of regulatory approvals and third party consents by each of Vornado and JBG, and formal declaration of the distribution by Vornado’s Board of Trustees. The transactions are not subject to a vote by Vornado shareholders. Vornado’s Board of Trustees has approved the transaction.  JBG has obtained all requisite approvals from its investment funds for this transaction.

Goldman, Sachs & Co. and Morgan Stanley & Co. LLC are Vornado’s exclusive financial advisors and Sullivan & Cromwell LLP and Roberts and Holland are legal advisors to Vornado in connection with the proposed transactions. BofA Merrill Lynch is the exclusive financial advisor and Hogan Lovells US LLP is the legal advisor to JBG.

Conference Call Details

Vornado will hold a conference call to discuss its third quarter results as well as the transaction at 10:00 a.m. on November 1, 2016. JBG management will join the call as well. The conference call can be accessed by dialing 888-771-4371 (toll free) or 847-585-4405 (international) and entering the passcode 43587461#.

A telephonic replay of the conference call and an online audio playback will be available until December 1, 2016. The telephonic replay can be accessed by dialing 888-843-7419 and entering the passcode 43587461# and the online audio playback can be accessed at www.vno.com.

Supplemental Materials and Website

An investor presentation about the transaction is available on Vornado’s website at www.vno.com. The investor presentation and this press release have also been furnished to the SEC in a current report on Form 8-K.

About the Companies

Vornado Realty Trust is a fully integrated equity real estate investment trust.

The JBG Companies are investors, owners, developers, and managers of real estate properties in the Washington, D.C. Metropolitan Area. JBG is a mixed-use specialist that invests almost exclusively in urban-infill, transit-oriented real estate. The portfolio controlled by JBG encompasses over 22 million RSF of urban-infill commercial and multifamily properties and a land bank with substantial estimated potential density. Additional information about JBG can be found on its website at www.jbg.com.

Forward-Looking Statements

Certain statements contained herein may constitute “forward-looking statements” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results, financial condition and business of Vornado Realty Trust (“Vornado”) and of the planned spin-off entity (“JBG SMITH”) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “would”, “may” or similar expressions in this press release. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost and cost to complete; and estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: uncertainties as to the timing of the spin-off and the combination with The JBG Companies (the “Transactions”) and whether they will be completed, the possibility that various closing conditions to Transactions may not be satisfied or waived, the expected tax treatment of the Transactions, the composition of JBG SMITH’s portfolio following the completion of the Transactions, the possibility that third-party consents required to transfer certain properties in the Transactions will not be received, the impact of the Transactions on the businesses of Vornado and JBG SMITH, the timing of and costs associated with property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see “Risk Factors” in Vornado’s annual and quarterly periodic reports filed with the SEC. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this press release.

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